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     As filed with the Securities and Exchange Commission on March 24, 2000


                                                      REGISTRATION NO. 333-75209
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                     -------

                                 AMENDMENT NO. 4
                                 ---------------

                                       TO

                         FORM S-3 REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                     -------

               PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION

             (Exact name of registrant as specified in its charter)


                                    Delaware

                            (State of incorporation)


                                   13-3411414

                      I.R.S. EMPLOYER IDENTIFICATION NUMBER

                         ONE NEW YORK PLAZA, 18TH FLOOR
                          NEW YORK, NEW YORK 10292-2018
                                 (212) 214-1000

                  (Address, including zip code, and telephone
             number, including area code, of registrant's principal
                               executive offices)


                              FRED ROBUSTELLI, ESQ.
               PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                          ONE SEAPORT PLAZA, 30TH FLOOR
                            NEW YORK, NEW YORK 10292
                     (Name and address of agent for service)

                                     -------

                                    Copy to:



 HOWARD M. HEITNER, ESQ.        WARREN R. LOUI, ESQ.       KEVIN C. BLAUCH
  O'MELVENY & MYERS LLP        O'MELVENY & MYERS LLP       LATHAM & WATKINS
    CITICORP CENTER            400 SOUTH HOPE STREET       885 THIRD AVENUE
  153 EAST 53RD STREET              LOS ANGELES,       NEW YORK, NEW YORK 10022
NEW YORK, NEW YORK 10022         CALIFORNIA 90071


         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

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         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [X]

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================
                                                          Proposed
                                                          Maximum
                                                           Offering    Proposed Maximum
 Title of Securities Being       Amount to be             Price Per    Aggregate Offering        Amount of
         Registered              Registered (1)           Unit (2)         Price (2)          Registration Fee
---------------------------------------------------------------------------------------------------------------
Commercial/Multifamily           $1,055,162,000           100%           $1,055,162,000         $237,600(3)
Mortgage Pass-Through
Certificates

===============================================================================================================

         (1) Includes $155,162,000 aggregate principal amount of the Registrant's Securities which were previously registered under its Registration Statement on Form S-3 (Registration No. 333-64765) and remain unsold as of the date hereof. As permitted by Rule 429 under the Securities Act of 1933, the Prospectus filed as a part of this Amendment No. 3 to Registration Statement on Form S-3 will be used in connection with the offering of such previously registered and unsold Securities and the Securities covered hereby. The registration fee specified in the table has been computed on the basis of $900,000,000 principal amount of Securities covered, prior to including the previously registered and unsold Securities referred to above. The requisite registration fees with respect to such previously registered and unsold Securities were paid upon the filing of the Registration Statement on Form S-3 (Registration No. 333-64765).

         (2) Estimated solely for the purpose of calculating the registration fee on the basis of the proposed maximum aggregate offering price.


         (3) All of which was paid in connection with the filing of Amendment No. 3 to this Registration Statement.


         PURSUANT TO RULE 429 OF THE SECURITIES AND EXCHANGE COMMISSION'S RULES AND REGULATIONS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE PROSPECTUS AND PROSPECTUS SUPPLEMENT CONTAINED IN THIS REGISTRATION STATEMENT ALSO RELATE TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-3 (REGISTRATION NO. 333-64765).

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the estimated expenses in connection with the issuance and distribution of the Offered Certificates, other than underwriting discounts and commissions:

         SEC Registration Fee                             $  295,000
         Engraving Fee                                    $  200,000
         Legal Fees and Expenses                          $  200,000
         Accounting Fees and Expenses                     $  220,000
         Trustee Fees and Expenses                        $   40,000
         Blue Sky Qualification Fees and Expenses         $   10,000
         Rating Agency Fees (Two Agencies)                $1,400,000
         Miscellaneous                                    $   14,950
                                                          ------------
                  Total                                   $2,330,000


ITEM 15  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Section 5 of the proposed Underwriting Agreement, the Underwriters are obligated under certain circumstances to indemnify certain controlling persons of the Registrant against certain liabilities, including liabilities under the Securities Act of 1933.

         The Registrant's By-laws provide for indemnification of directors and officers of the Registrant to the full extent permitted by Delaware law.

         Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they are or were directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding.

         The Pooling and Servicing Agreements may provide that no director, officer employee or agent of the Registrant is liable to the Trust Fund or the Certificateholders, except for such person's own willful misfeasance, bad faith or gross negligence in the performance of duties or reckless disregard of obligations and duties; provided, however, that the Pooling and Servicing Agreements may provide that such indemnification will not extend to any loss, liability or expense (i) that such person is specifically required to bear pursuant to the terms of such Pooling and Servicing Agreement, or is incidental to the performance of obligations and duties thereunder and is not otherwise reimbursable pursuant to such Pooling and Servicing Agreement, or is incidental to the performance of obligations and duties thereunder and is not otherwise reimbursable pursuant to such Pooling and Servicing Agreement; (ii) incurred in connection with any breach of a representation, warranty or covenant made in such Pooling and Servicing Agreement; (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under such Pooling and Servicing Agreement, or by reason of reckless disregard of such obligations or duties; or (iv) incurred in connection with any violation of any state or federal securities law.

ITEM 16  FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial Statements:

             All financial statements, schedules and historical financial information of the Registrant have been omitted as they are not applicable.

         (b) Exhibits:

         1.1   Form of Underwriting Agreement*

         4.1   Form of Pooling and Servicing Agreement*

         5.1 Opinion of O'Melveny & Myers LLP as to legality of the Certificates

         5.2   Opinion of Latham & Watkins as to legality of the Certificates

         8.1 Opinion of O'Melveny & Myers LLP as to certain tax matters (included in Exhibit 5.1)

         8.2   Opinion of Latham & Watkins as to certain tax matters

         23.1  Consent of O'Melveny & Myers LLP (included in Exhibit 5.1 hereto)

         23.2 Consent of Latham & Watkins (included in Exhibits 5.2 and 8.2 hereto)

         24.1  Power of Attorney*

ITEM 17  UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

----------------
* Previously filed

               ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement.

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in the post-effective amendment is contained in periodic reports filed by the Issuer pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 4 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 24th day of March, 2000.


                                            PRUDENTIAL SECURITIES
                                            SECURED FINANCING CORPORATION

                                            By:  /s/ Vincent T. Pica II
                                                 -------------------------
                                                 Name:  Vincent T. Pica II
                                                 Title: President



                  Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement has been signed below as of March 24, 2000, by the following persons in the capacities indicated:



                 *                        Chairman
         ----------------------------
         Martin Pfinsgraff


         /s/ Vincent T. Pica II           Director and President
         ----------------------------     (Principal Executive Officer)
         Vincent T. Pica II

                 *                        Director
         ----------------------------
         Leland B. Paton


                 *                        Director
         ----------------------------
         P. Carter Rise


                 *                        Chief Financial Officer
         ----------------------------
         William Horan


                 *                        Treasurer
         ----------------------------     (Principal Accounting Officer)
         Robert Troiano

         *By:  /s/ Vincent T. Pica II
         ----------------------------
         Vincent T. Pica II
         Attorney-in-Fact

EXHIBIT
NUMBER        DESCRIPTION

1.1           Form of Underwriting Agreement*

4.1           Form of Pooling and Servicing Agreement*

5.1 Opinion of O'Melveny & Myers LLP as to the legality of the Certificates

5.2           Opinion of Latham & Watkins as to the legality of the Certificates

8.1 Opinion of O'Melveny & Myers LLP as to certain tax matters (included in Exhibit 5.1)

8.2           Opinion of Latham & Watkins as to certain tax matters

23.1          Consent of O'Melveny & Myers LLP (included in Exhibit 5.1)

23.2          Consent of Latham & Watkins (included in Exhibits 5.2 and 8.2)

24.1          Power of Attorney*




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*   Previously filed